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EXHIBIT 15.1

LETTER ON UNAUDITED FINANCIAL INFORMATION

October 19, 2000

Xcel Energy Inc.:

    We are aware that Xcel Energy Inc. has incorporated by reference in this registration statement and prospectus the New Century Energies, Inc. Form 10-Q's for the quarters ended March 31, 2000, which includes our report dated May 12, 2000, and June 30, 2000, which includes our report dated August 4, 2000, covering the unaudited consolidated condensed interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, those reports are not considered a part of the registration statement and prospectus prepared or certified by our Firm or reports prepared or certified by our Firm within the meaning of Sections 7 and 11 of the Act.

                      Very truly yours,

                      /s/ Arthur Andersen LLP

                      Arthur Andersen LLP

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LETTER ON UNAUDITED FINANCIAL INFORMATION